Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-236178) pertaining to the 2017 Equity Incentive Plan, the 2020 Equity Incentive Plan, and the 2020 Employee Stock Purchase Plan of Arcutis Biotherapeutics, Inc. of our report dated March 19, 2020, with respect to the financial statements of Arcutis Biotherapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Los Angeles, California
March 19, 2020